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EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Fiscal Year End Report of TeamStaff, Inc. (the "Company") on Form 10-K for the period ending September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, being, Zachary C. Parker, Chief Executive Officer, and John Kahn, Chief Financial Officer and Principal Accounting Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 2, 2011
/s/ ZACHARY C. PARKER Zachary C. Parker Chief Executive Officer (Principal Executive Officer)	/s/ JOHN KAHN John Kahn Chief Financial Officer (Principal Accounting Officer)

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32.1
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002